Filed Pursuant to Rule 424(b)(7)
Registration No. 333-268855

6,009,542 Shares of Class A Common Stock

This prospectus relates to the resale from time to time of up to 6,009,542 shares of our Class A common stock, or the shares, including 533,740 shares issuable upon exchange of Class A common units of Rani Therapeutics, LLC, or LLC Interests, which are held by the selling stockholders named in this prospectus. We are not selling any Class A common stock under this prospectus and will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The selling stockholders may sell the shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares in the section titled “Plan of Distribution” beginning on page 9 of this prospectus. The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within each selling stockholder’s sole discretion, subject to certain restrictions.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in connection with the sale or disposition by the selling stockholders of the shares.

Our Class A common stock is listed on the Nasdaq Global Market under the trading symbol “RANI.” On December 28, 2022, the last reported sale price of our Class A common stock was $5.51 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 3 of this prospectus and any similar section contained in any amendment or supplement to this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, certain selling stockholders may, from time to time, sell in one or more offerings the shares described in this prospectus.

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares are not being offered in any jurisdictions where it is unlawful to do so. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Throughout this prospectus, we refer to Rani Therapeutics Holdings, Inc. as “Rani Holdings”, and together with its subsidiaries, Rani Therapeutics, LLC and Rani Management Services, Inc., as applicable, as “us”, “our, “we” and the “Company.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our Class A common stock discussed under the sections titled “Risk Factors” contained in this prospectus and any prospectus supplement, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Rani Therapeutics Holdings, Inc.

Overview

We are a clinical stage biotherapeutics company focusing on advancing technologies to enable the administration of biologics and drugs orally, to provide patients, physicians, and healthcare systems with a convenient alternative to painful injections. We are advancing a portfolio of oral therapeutics using our proprietary delivery technology.

We are developing and clinically testing a drug-agnostic oral delivery platform, the RaniPillTM capsule, which is designed to deliver a wide variety of drug substances, including large molecules such as peptides, proteins, and antibodies. The current RaniPill capsule is designed to deliver up to a 3 mg dose of drug with high bioavailability. We are also developing a high-capacity version known as the RaniPill HC, which is in preclinical stage and which is intended to enable delivery of drug payloads up to 20 mg with high bioavailability. Our current RaniPill capsule is optimized to orally deliver a variety of therapeutics, and we are advancing development of the RaniPill HC to address biologics and drugs with higher dosing requirements.

Corporate Information

Rani Holdings was formed as a Delaware corporation in April 2021 for the purpose of facilitating an initial public offering, or the IPO, of its Class A common stock, to facilitate certain organizational transactions, and to operate the business of Rani Therapeutics, LLC, or Rani LLC, and its consolidated subsidiary Rani Management Services, Inc., or RMS. In connection with the IPO, we established a holding company structure with Rani Holdings as a holding company and its principal asset is the LLC Interests that it owns. As the sole managing member of Rani LLC, Rani Holdings operates and controls all of Rani LLC’s operations, and through Rani LLC and its subsidiary, conducts all of Rani LLC’s business.

Our principal offices are located at 2051 Ringwood Ave., San Jose, California 95131. Our telephone number is 408-457-3700. Our website address is www.ranitherapeutics.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

Nasdaq Global Market Listing

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “RANI”.

The Offering

The selling stockholders named in this prospectus may offer up to 6,009,542 shares of Class A common stock, including 533,740 shares issuable upon exchange of LLC Interests. The shares were acquired by the selling stockholders as described under the section titled “Selling Stockholders” beginning on page 7 of this prospectus. The selling stockholders will determine when and how they sell the shares offered in this prospectus, as described in the section titled “Plan of Distribution.” See “Selling Stockholders” for additional information regarding the selling stockholders.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents we have filed with the SEC that are incorporated by reference, including statements regarding our future results of operations and consolidated financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, manufacturing costs, regulatory approvals, development and advancement of our oral delivery technology, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” “seek,” “aim,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus and the documents we have filed with the SEC that are incorporated by reference include, but are not limited to, statements about:

•	the progress and focus of our current and future clinical trials in the United States and abroad, and the reporting of data from those trials;

•	our ability to advance product candidates into and successfully complete clinical trials;

•	the beneficial characteristics, safety, efficacy, and therapeutic effects of our product candidates;

•	our potential and ability to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•

our ability to complete development of the RaniPill HC or any redesign and conduct additional preclinical and clinical studies of the RaniPill HC or any future design of the RaniPill capsule to accommodate target payloads that are larger than the payload capacity of the RaniPill capsule currently used for our product candidates;

•	our ability to further develop and expand our platform technology;

•	our ability to utilize our technology platform to generate and advance additional product candidates;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our financial performance;

•	our plans relating to commercializing our product candidates, if approved;

•	our ability to selectively enter into strategic partnerships and the expected potential benefits thereof;

•	the implementation of our strategic plans for our business and product candidates;

•	our ability to continue to scale and optimize our manufacturing processes by expanding our use of automation;

•	our estimates of the number of patients in the United States who suffer from the indications we target and the number of patients that will enroll in our clinical trials;

•	the size of the market opportunity for our product candidates in each of the indications we target;

•	our ability to continue to innovate and expand our intellectual property by developing novel formulations and new applications of the RaniPill capsule;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	the scope of protection we are able to establish and maintain for intellectual property rights, including our technology platform and product candidates;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•	our expectations regarding the impact of the COVID-19 pandemic and the conflict between Ukraine and Russia on our business;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•

our realization of any benefit from our organizational structure, taking into account our obligations under the tax receivable agreement, by and among us and certain holders of LLC Interests, and the impact of any payments required to be made thereunder on our liquidity and financial condition; and

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus, any prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares by the selling stockholders pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of the shares.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus may offer and sell up to 6,009,542 shares of our Class A common stock, which includes 5,475,802 shares of our outstanding Class A common stock and 533,740 shares of our Class A common stock issuable upon the exchange of outstanding LLC Interests.

An aggregate of 533,740 of the shares may be acquired by MedImmune, LLC, David Pyott and David Pyott Living Trust through the exchange of an equal number of LLC Interests that are currently held by such selling stockholders. These LLC Interests were acquired by such selling stockholders in July 2021, pursuant to the recapitalization of all outstanding common units and preferred units of Rani LLC into LLC Interests as a part of the organizational transactions we consummated in connection with the closing of our underwritten initial public offering. These LLC Interests may be exchanged for the shares of our Class A common stock on a one-for-one basis or, at our option, for cash.

In July 2021, 2,959,421 of the shares were issued to South Lake One LLC and 2,318,308 of the shares were issued to Aequanimitas Limited Partnership, each pursuant to the exchange of their LLC Interests for an equal number of shares of our Class A common stock in connection with the closing of our underwritten initial public offering.

In November 2022, 74,029 of the shares were issued to ER Investment Group 1 LLC and 111,044 of the shares were issued to ERS Investments LLC, each pursuant to the exchange of their LLC Interests for an equal number of shares of our Class A common stock upon their election.

In December 2022, 13,000 of the shares were issued to Stephanie McGrory, our former employee, in connection with an employment matter.

On August 3, 2021, we entered into a certain registration rights agreement, or the Registration Rights Agreement, with the selling stockholders, pursuant to which we agreed, subject to certain exceptions, to register the resale of all of the shares of our Class A common stock held by them at any time. We have agreed to provide the selling stockholders with customary indemnification in connection with the registration and resale of the selling stockholders’ shares of Class A common stock pursuant to the Registration Rights Agreement. We have agreed to bear all expenses incurred by us in effecting the registration. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

Except for the ownership of the shares covered by this prospectus, participation in our underwritten initial public offering, the entry into the Registration Rights Agreement, Mr. Pyott’s former service on the board of managers of Rani LLC and Ms. McGrory’s former employment, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

The table below, including the footnotes thereto, lists the selling stockholders and other information regarding the beneficial ownership of the shares held by each of the selling stockholders as of December 14, 2022 based on information provided to us by the selling stockholders.

The number of shares beneficially owned after the offering assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long any of the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. For purposes of table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Class A Common Stock
	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number		Number	Percent
South Lake One LLC and affiliates(1)	6,661,470	2,959,421	3,702,049	15%
Aequanimitas Limited Partnership and affiliates(2)	5,265,165	2,318,308	2,946,857	12%
ER Investment Group 1 LLC(3)	74,029	74,029	—	*
ERS Investments LLC(4)	111,044	111,044	—	*
MedImmune, LLC(5)	362,375	362,375	—	*
Stephanie McGrory(6)	13,000	13,000	—	*
David Pyott Living Trust and affiliates(7)	171,365	171,365	—	*
All selling stockholders	12,658,448	6,009,542	6,648,906	26%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Class A common stock.
(1)

Shares beneficially owned prior to offering represents shares held by South Lake One LLC (“South Lake One”). South Lake Management LLC (“South Lake Management”) is controlled and managed by the Class A and Class B members of its board of managers whereby no member of the board of managers has direct or indirect control of South Lake Management, and no member of South Lake Management individually has the power to control South Lake Management or replace its board of managers. South Lake Management directly controls South Cone Investments Limited Partnership (“South Cone”) as its general partner with the power to manage South Cone. South Cone directly owns 100% of the issued and outstanding membership interest of South Lake One. South Lake One is managed by the Class A and Class B members of its board of managers whereby no member of the board of managers has direct or indirect control of South Lake One. South Cone, as the sole member of South Lake One, has the power to control South Lake One and replace its board of managers. The address of these entities is 5711 Avenida Presidente Riesco, Office No. 1603, Las Condes, Santiago, Chile.

(2)

Shares beneficially owned prior to offering represents shares held by Aequanimitas Limited Partnership, which has a general partner, Aequanimitas Management LLC, whose sole and controlling member is Isidoro Alfonso Quiroga Cortés. The address of these entities is 1830 Leonel Aguirre, Apt No. 101, Montevideo, Uruguay.

(3)

Shares beneficially owned prior to offering represents shares held by ER Investment Group 1 LLC, which is controlled and managed by Elie Rieder, as the managing member. The address of this entity is 1 Executive Boulevard, Suite 204, Suffern, New York 10901.

(4)

Shares beneficially owned prior to offering represents shares held by ERS Investments LLC, which is controlled and managed by Elie Rieder, as the managing member. The address of this entity is 1 Executive Boulevard, Suite 204, Suffern, New York 10901.

(5)

Shares beneficially owned prior to offering represents shares issuable upon exchange of LLC Interests held by MedImmune LLC. MedImmune, LLC is a limited liability company and a wholly owned subsidiary of the AstraZeneca PLC. The address of this entity is 1 MedImmune Way, Gaithersburg, Maryland 20878.

(6)	Shares beneficially owned prior to offering represents shares held by Stephanie McGrory. The address of Ms. McGrory is 199 Camino a los Cerros, Menlo Park, California 94025.
(7)

Shares beneficially owned prior to offering represents shares issuable upon exchange of 32,060 LLC Interests held by David Pyott and 139,305 LLC Interests held by David Pyott Living Trust. David Pyott is the trustee of David Pyott Living Trust. The address of these stockholders is P.O. Box 9410, Avon, Colorado 81620.

PLAN OF DISTRIBUTION

The selling stockholders, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling the shares offered by this prospectus or interests in shares offered by this prospectus received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the respective shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares offered by this prospectus or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented to reflect the transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from the sale of any shares by the selling stockholders.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares or interests therein may be underwriting discounts and commissions under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

To the extent required, the Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective for a period of up to two years, if necessary, to keep the registration statement effective until all of the shares are sold, or, if earlier, until the distribution contemplated in the registration statement has been complete.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Cooley LLP, Palo Alto, California will pass upon the validity of the shares offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.ranitherapeutics.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40672):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021, from our definitive proxy statement relating to our 2022 annual meeting of stockholders, filed with the SEC on April 13, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the SEC on May  11, 2022, August 10, 2022 and November  10, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, March 23, 2022, May 26, 2022, August 8, 2022, August 25, 2022, October 24, 2022 and December 6, 2022; and

•

the description of our Class A common stock, which is registered under the Exchange Act in the registration statement on Form 8-A12B, filed with the SEC on July 26, 2021, including any amendments or reports filed for the purposes of updating this description, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Class A common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Rani Therapeutics Holdings, Inc.

2051 Ringwood Avenue

San Jose, California 95131

Attn: Secretary

(408) 457-3700